Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13G (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value per share, of Resolute Forest Products Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 14, 2017

ACR Alpine Capital Research, LLC

By:	/s/ Nicholas V. Tompras
Nicholas V. Tompras
Chief Executive Officer and Chief Investment Officer

Alpine Investment Management, LLC

By:	/s/ Nicholas V. Tompras
Nicholas V. Tompras
Managing Member

Alpine Partners Management, LLC

By:	/s/ Nicholas V. Tompras
Nicholas V. Tompras
Managing Member

MQR, L.P.

By:	ACR Alpine Capital Research, LLC

By:	/s/ Nicholas V. Tompras
Nicholas V. Tompras
Chief Executive Officer and Chief Investment Officer

ACR Multi-Strategy Quality Return (MQR) Fund

By:	ACR Alpine Capital Research, LLC

By:	/s/ Nicholas V. Tompras
Nicholas V. Tompras
Chief Executive Officer and Chief Investment Officer

/s/ Nicholas V. Tompras
Nicholas V. Tompras